Exhibit 3.38

I HEREBY CERTIFY that this is a true copy

of a document filed in the office of the

Registrar of Joint Stock Companies on the

14TH day of SEPTEMBER, 2005.

for Registrar of Joint Stock Companies

Dated 6TH day of JANUARY, 2006.

CERTIFICATE OF NAME CHANGE

Companies Act

Registry Number

3104623

Name of Company

3104623 NOVA SCOTIA COMPANY

I hereby certify that the above-mentioned company has with approval of the Registrar of Joint Stock Companies changed its name to:

THE PACKAGING GROUP (CANADA) CORPORATION

Original Signed By:	September 14, 2005

Agent of the Registrar of Joint Stock Companies	Date of Name Change